UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 28, 2013

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Rosemary Ave. Ste. 219 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 465-0030

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On June 28, 2013, Forward Industries, Inc. (the “Company”) completed the sale of 381,644 shares of its newly authorized 6% Senior Convertible Preferred Stock, par value$0.01 per share (the “Convertible Preferred Stock”) and (ii) warrants to purchase a total of 381,644 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (the “Warrants” and together with the Convertible Preferred Stock, the “Securities”) to accredited investors (“Investors”) in a private placement (the “Private Placement”) pursuant to the terms of securities purchase agreements, dated June 28, 2013 (the “Purchase Agreements”), by and between the Company and each Investor.  The Private Placement resulted in gross proceeds of approximately $750,000 to the Company.  The Company may sell additional shares of Convertible Preferred Stock, together with related Warrants, in one or more subsequent closings.

The total purchase price paid by Investors for each share of Convertible Preferred Stock and Warrant purchased by them was $1.965, consisting of (i) $1.84, representing the consolidated closing bid price of the Common Stock on the Nasdaq Capital Market on June 27, 2013, plus (ii) $0.125 in respect of the Warrant.

The Warrants have an initial exercise price of $1.84 per share, subject to adjustment upon the occurrence of certain customary events.  The Warrants are exercisable at any time on or after January 1, 2014 (the “Initial Exercise Date”) and terminate on the 10-year anniversary of the Initial Exercise Date.

Each share of Convertible Preferred Stock is convertible into one share of Common Stock at an initial conversion price of $1.84 per share, subject to adjustment upon the occurrence of certain customary events (the “Conversion Price”).  At the initial Conversion Price, the 381,644 shares of Preferred Stock issued at the initial closing are convertible into an aggregate of 407,570 shares of Common Stock.  The terms of the Convertible Preferred Stock are described in further detail below.

In connection with the sale of the Securities to the Investors, the Company entered into a Registration Rights Agreement with the Investors dated as of June 28, 2013 (the “Registration Rights Agreement”), which requires the Company to register on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and upon exercise of the Warrants.  Under the Registration Rights Agreement, the Company is required to file a registration statement covering such shares of Common Stock within 60 days from the date the Company becomes eligible to file a registration statement on Form S-3 under the Securities Act, subject to extension upon certain conditions.  The Registration Rights Agreement also provides the Investors with demand and piggyback registration rights under the Securities Act for shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and upon exercise of the Warrants.

The issuance of the Securities in the Private Placement was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D promulgated thereunder.  The Securities and the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and exercise of the Warrants may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

Frank L. Johnson, the Company’s Chairman of the Board, and Timothy Gordon, a director of the Company, participated as Investors in the initial closing of the Private Placement.  The Company’s Board of Directors established a special committee consisting of disinterested directors, which was responsible for, among other things, negotiating the terms of the transaction on behalf of the Company.

Terms of the Convertible Preferred Stock

The terms, rights, obligations and preferences of the Convertible Preferred Stock are set forth in a Certificate of Amendment of the Certificate of Incorporation of the Company (the “Certificate of Amendment”) filed with the Department of State of the State of New York.

Dividends on the Convertible Preferred Stock will be payable, on a cumulative basis, in cash, at the rate per annum of 6% of the Liquidation Preference (as defined below) and will be payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31, commencing on September 30, 2013. The Company is prohibited from paying any dividend with respect to shares of Common Stock or other junior securities in any quarter unless full dividends are paid on the Convertible Preferred Stock in such quarter.

In the event of a liquidation (or deemed liquidation, as described below) of the Company, the holders of the Convertible Preferred Stock shall receive in preference to the holders of Common Stock and any junior securities of the Company an amount (the “Liquidation Preference”) equal to (i) $1.965 (the “Original Issue Price”) per each outstanding share of Convertible Preferred Stock (subject to adjustment upon the occurrence of certain customary events), plus (ii) any accrued but unpaid dividends.  A Change of Control of the Company (as defined in the Certificate of Amendment) will be treated as a liquidation at the option of the holders of a majority of the Convertible Preferred Stock; provided that the amount paid to holders of Convertible Preferred Stock in such event will be equal to 101% of the Original Issue Price, plus accrued but unpaid dividends.

Each share of Convertible Preferred Stock is convertible at any time, at the option of the holder, into one share of Common Stock at the then applicable Conversion Price.  In addition, upon the consent of 80% of the holders of the Convertible Preferred Stock, the Convertible Preferred Stock automatically will be converted to shares of Common Stock at the then-applicable Conversion Price.

On or after June 28, 2018, the Company may, at its option and upon at least 30 days prior written notice to the holders of the Convertible Preferred Stock, redeem all or any portion of the outstanding Convertible Preferred Stock in cash at a redemption price equal to the full Liquidation Preference as of the redemption date. In addition, at any time on or after June 28, 2023, each holder of the Convertible Preferred Stock will have the right to require the Company to redeem (provided that funds are legally available to do so) all or any portion of such holder’s outstanding Convertible Preferred Stock at a redemption price equal to the full Liquidation Preference of such shares of Convertible Preferred Stock as of the redemption date.

The Convertible Preferred Stock will vote together with the Common Stock on an as-converted basis on all matters except as required by law.  In addition, for so long as 50% of the shares of Convertible Preferred Stock remains outstanding, without the approval of the holders of a majority of the Convertible Preferred Stock, voting as a separate class, the Company may not: (i) authorize or issue any equity security senior to the Convertible Preferred Stock; (ii) declare or pay any dividends on the Common Stock or any series of preferred stock that ranks junior to the Convertible Preferred Stock; (iii) increase or decrease the total number of authorized shares of Convertible Preferred Stock; (iv) alter or change the rights, preferences or privileges of the Convertible Preferred Stock so as to affect materially and adversely the Convertible Preferred Stock; or (v) increase the authorized capitalization of the Company, or otherwise amend its certificate of incorporation or bylaws in a manner which adversely affects the rights or preferences of the Convertible Preferred Stock.

The descriptions of the terms and conditions of the Convertible Preferred Stock, the Warrants, the Purchase Agreements and the Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety by:  (i) the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference, (ii) the form of Convertible Preferred Stock Certificate, which is attached hereto as Exhibit 4.1 and incorporated herein by reference, (iii) the form of Warrant, which is attached hereto as Exhibit 4.2 and incorporated herein by reference; (iv) the form of Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and (v) the form of Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 3.03.       Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Private Placement, on June 28, 2013, the Company filed the Certificate of Amendment with the Department of State of the State of New York. The Certificate of Amendment sets forth the rights, powers and preferences of the Convertible Preferred Stock.

The summary of the rights, powers and preferences of the Convertible Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Amendment is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.       Other Events.

(d)	Exhibits.

	3.1	Certificate of Amendment of the Certificate of Incorporation of Forward Industries, Inc. filed with the Department of State of the State of New York on June 28, 2013.

	4.1	Form of 6% Senior Convertible Preferred Stock Certificate.

	4.2	Form of Common Stock Purchase Warrant.

	10.1	Form of Securities Purchase Agreement between Forward Industries, Inc., dated as of June 28, 2013, and the investor signatory thereto.

	10.2.	Form of Registration Rights Agreement, dated as of June 28, 2013, among Forward Industries, Inc. and the investors signatory thereto

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2013	By:	FORWARD INDUSTRIES, INC. /s/ James O. McKenna
		Name:	James O. McKenna
		Title:	Chief Financial Officer